Exhibit 10.5

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 17th day of January, 2012, by and between the persons and entities listed on the signature page hereof and on Exhibit A (collectively, the “Sellers”) who are the record or beneficial owners of shares of capital stock of Discount Dental Materials, Inc. (the “Company”) in the amounts listed on Exhibit A, and Cerebain Biotech Corp., a Nevada corporation (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Sellers desire to sell to Buyer Three Million Eight Hundred Thousand (3,800,000) shares of common stock of the Company, $0.001 par value per share, restricted in accordance with Rule 144,  (the “Shares”), and the Buyer desires to purchase from the Sellers the Shares upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.

Sale and Transfer of the Shares. At the Closing (as hereinafter defined) and subject to the terms and conditions of this Agreement, the Sellers shall sell, convey and deliver to the Buyer, and the Buyer shall purchase and accept from the Sellers, the Shares for the purchase price specified in Section 2 below.  By signing below the Sellers agree to appoint Gary B. Wolff as the “Seller’s Representative” for the purposes of closing the transaction described herein, accepting the purchase price paid by the Buyer for the Shares and executing any further documents necessary to consummate the transactions described herein.

2.

Purchase Price. In exchange for the Shares, at Closing the Buyer shall pay $296,000 to Gary B. Wolff, as Sellers’ Representative.

3.

Closing. The Closing of the transaction described in this Agreement shall take place on such date as mutually determined by the parties hereto (the “Closing”), which Closing is expected to be on or before February 9, 2012, unless extended by mutual consent of the parties hereto. At the Closing, the Sellers shall deliver to the Buyer one or more stock certificates representing the Shares to be transferred hereunder together with a medallion-guaranteed stock power sufficient to transfer the Shares from the Sellers to the Buyer.  The Closing will be coordinated with the closing of the transactions contemplated by that certain Share Exchange Agreement by and between DDOO, Douglas Barton, Buyer and certain shareholders of Buyer dated of even date hereof, as well as the closing of the transactions contemplated by that certain Spinoff Agreement by and between DDOO and Douglas Barton dated of even date hereof, and it is the intent of the parties that the transactions contemplated by all three agreements close simultaneously. By signing below the Sellers give their consent to DDOO and its Board of Directors to sell all DDOO’s current assets and liabilities to Douglas Barton pursuant to the Spinoff Agreement reference herein.

4.

Representation and Warranties of the Seller. The Sellers represent and warrant that:

(a)

Authority. The Sellers have all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Sellers does not and will not violate any provision of any law, regulation or order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Sellers are a party or by which the Sellers may be bound or affected.

(b)

Title. The Sellers have good and marketable title to all of the Shares being sold by him to the Buyer pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.  There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Buyer (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

(c)

Affiliate Status.  Some of the Sellers are affiliates of the Company or its predecessor(s); as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

(d)

Restricted Securities. The Sellers hereby represent and warrant to the Buyer that the Shares are “restricted securities” within the meaning of Rule 144 of the Securities Act and may not be sold, pledged, or otherwise disposed of by the Buyer without restriction under the Securities Act and applicable state securities laws.

(e)

Capital.  Immediately prior to the Closing the Shares will represent approximately 37.25% of the Company’s outstanding common stock.

(f)

Duly Endorsed. Sellers hereby represent and warrant to the Buyer that certificates representing the Shares will be duly endorsed upon their transfer to the Buyer, which endorsement will contain a medallion-guaranteed stock power sufficient for the transfer agent to transfer the Shares to the Buyer.

(g)

Transfer of Shares.  The Sellers agree to supply all necessary paperwork, including the share certificates representing the Shares and medallion-guaranteed stock powers, or other sufficient transfer authorization, to transfer the Shares into the Buyer’s at the Closing.

(h)

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

5.

Representation and Warranties of the Buyer. The Buyer represents and warrants that:

(a)

Authority.  The Buyer has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions provided for herein.  This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by the Buyer does not and will not violate any provision of any law, regulation or order, or result in the breach of, or constitute a default under, any material agreement or instrument to which any Buyer is a party or by which any Buyer may be bound or affected.

(b)

No Solicitation.  The Buyer’s purchase of the Shares hereunder has not been solicited by means of general solicitation or by advertisement.

6.

Entire Agreement. This Agreement constitutes the complete understanding between the parties hereto with respect to the subject matter hereof, and no alteration, amendment or modification of any of the terms and provisions hereof shall be valid unless made pursuant to an instrument in writing signed by each party.  This Agreement supersedes and terminates any and all prior agreements or understandings between the parties regarding the subject matter hereof.

7.

Fees and Costs. The Sellers and the Buyer shall each bear their own fees and costs incurred in connection with this Agreement.

8.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, successors and assigns.

9.

Governing Law. This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of California.

10.

Survival of Representations and Warranties. All representations and warranties made by the Sellers and the Buyer shall survive the Closing.

11.

Jurisdiction and Venue. Any claim or controversy arising out of or relating to the interpretation, application or enforcement of any provision of this Agreement, shall be submitted for resolution to a court of competent jurisdiction in California.  The parties hereby consent to personal jurisdiction and venue in Orange County, California.

12.

Construction and Severability. In the event any provision in this Agreement shall, for any reason, be held to be invalid or unenforceable, this Agreement shall be construed as though it did not contain such invalid or unenforceable provision, and the rights and obligations of the parties hereto shall continue in full force and effect and shall be construed and enforced in accordance with the remaining provisions hereof.

13.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.

Paragraph Headings.  The paragraph headings contained in this Agreement are for convenience only and shall not affect in any manner the meaning or interpretation of this Agreement.

15.

Rule of Construction Relating to Ambiguities. All parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel and/or other representative, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SELLERS:

Dated: ____________________

/s/ Douglas Barton________________________

Douglas Barton

Dated: ____________________

/s/ Keith Barton__________________________

Keith Barton

Dated: ____________________

/s/ Michelle Barton__________________________

Michelle Barton

Dated: ____________________

/s/ Craig Barton____________________________

Craig Barton

Dated: ____________________

/s/ Patricia Barton__________________________

Patricia Barton

Dated: ____________________

/s/ Steven Barton____________________________

Steven Barton

Dated: ____________________

/s/ Claire Heil______________________________

Claire Hei

Dated: ____________________

/s/ Claire Hughes___________________________

Claire Hughes

Dated: ____________________

/s/ Dennis Hughes___________________________

Dennis Hughes

Dated: ____________________

/s/ Patricia Skarpa__________________________

Patricia Skarpa

Dated: ____________________

/s/ Hallie Beth Skarpa_______________________

Hallie Beth Skarpa

PE Group, Inc.

Dated: ____________________

/s/ Edward Heil_____________________________

By:

Its:  Managing Director

 [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

Buyer: Cerebain Biotech Corp.

a Nevada corporation

/s/ Gerald A. DeCiccio

By: Gerald A. DeCiccio

Its:  President

92 Corporate Park, C-141

Address

Irvine, CA  92606

City, State and Zip Code

SSN or TIN:  27-2374588

Exhibit A

DDOO Selling Shareholders

DDOO Selling Shareholder	No. of DDOO Shares

Douglas Barton	3,000,000
Keith Barton	200,000
Michelle Barton	200,000
Craig Barton	60,000
Patricia Barton	200,000
Steven Barton	100,000
Claire Heil	10,000
Claire Hughes	5,000
Dennis Hughes	5,000
PE Group, Inc.	5,000
Patricia Skarpa	10,000
Hallie Beth Skarpa	5,000
Total:	3,800,000